Exhibit 99.1

Financial Contact: Mike Knapp Knowles Investor Relations Phone: (630) 238-5236 Email: mike.knapp@knowles.com	Media Contact: Melissa York Knowles Communications Phone: (630) 238-5242 Email: melissa.york@knowles.com

Knowles Reports Q4 and Year End 2014 Financial Results

ITASCA, Ill., Feb. 12, 2015 - Knowles Corporation (NYSE: KN), a market leader and global supplier of advanced micro-acoustic solutions and specialty components, today announced results for the fourth quarter and year ended December 31, 2014.

“We reported Q4 results that were consistent with our prior expectations, excluding one-time charges related to the microphone situation we discussed last quarter,” said Jeffrey Niew, President and CEO of Knowles. “Revenue in our mobile consumer segment was down 6 percent sequentially, as microphone shipments on a specific platform remained on hold for the entire fourth quarter. We are pleased to report that we have been re-qualified and expect to resume microphone shipments on this platform in the second quarter. Strong quarter-over-quarter sales of our speaker/receiver products helped offset the declines in microphones. Sales in specialty components were down slightly quarter-over-quarter as strong acoustics revenue was offset by lower demand in telecom infrastructure.”

“Although 2014 was a challenging year for the Company due to the microphone issue, we made excellent progress during the year in a number of different areas. These areas include our investment in new product development as well as manufacturing optimization across both business segments. Sales of integrated audio solutions more than doubled in 2014 and sales to Chinese OEMS grew over 70 percent from the prior year driven by multi mic and integrated module adoption. In addition, we made solid progress in product development for our intelligent audio solutions.”

“In summary, I’m confident that the improvements we’ve made to our business in 2014 - both priming the new product pipeline and optimizing our manufacturing footprint - will translate into revenue growth and profitability in the years to come.”

Financial Highlights
The following highlights the Company’s financial performance on both a GAAP and supplemental non-GAAP basis. The Company provides supplemental information regarding its gross profit, operating expenses, earnings before interest and income taxes, adjusted earnings before interest and income taxes, net earnings and diluted earnings per share on a non-GAAP basis that excludes stock compensation as well as certain intangibles amortization expense, restructuring, production transfer costs, and other charges which management considers to be outside our core operating results. Non-GAAP results are not presented in accordance with GAAP and may not be comparable to similarly titled non-GAAP information provided by other companies. Non-GAAP information should be considered a supplement to, and not a substitute for, financial statements prepared in accordance with GAAP. A reconciliation of GAAP to non-GAAP results is attached to this press release.

•	Revenue for the fourth quarter of 2014 was $286.1 million compared with $330.4 million reported in the same period one year ago.

•
Gross profit for the fourth quarter of 2014 was $63.6 million compared with gross profit of $114.2 million reported in the same period one year ago. Non-GAAP gross profit for the fourth quarter of 2014 was $70.3 million compared with non-GAAP gross profit of $125.1 million reported in the same period one year ago. Excluding the impact of the microphone charges, fourth quarter of 2014 non-GAAP gross profit was $91.2 million or 32 percent of sales.

•
Loss before interest and income taxes for the fourth quarter of 2014 was $(1.2) million compared with earnings before interest and income taxes of $41.0 million in the year ago period. Current period results include $10.5 million from amortization of intangibles, $5.2 million in production transfer costs, $2.9 million in restructuring charges, and $2.5 million in stock-based compensation.

•	Adjusted earnings before interest and income taxes for the fourth quarter of 2014 were $17.6 million compared with $63.4 million reported in the same period one year ago.

•	Benefit from income taxes for the fourth quarter of 2014 was $2.2 million compared with a provision for income taxes of $2.3 million reported in the same period one year ago.

•
Net loss for the fourth quarter of 2014 was $(1.1) million compared with net earnings of $32.9 million reported in the same period one year ago. Non-GAAP net earnings for the fourth quarter of 2014 was $11.9 million compared with $52.9 million reported in the same period one year ago.

•	Loss per diluted share for the fourth quarter of 2014 was $(0.01) compared with EPS of $0.39 per diluted share in the same period one year ago.

•
Non-GAAP EPS for the fourth quarter of 2014 was $0.14 per diluted share compared with $0.62 in the same period one year ago. Excluding the impact from the microphone charges, fourth quarter of 2014 non-GAAP EPS was $0.38 per diluted share.

•
2014 revenue was $1.14 billion, gross profit was $232.7 million, and loss per share was $(1.02) per diluted share. Non-GAAP gross profit for 2014 was $335.8 million and non-GAAP EPS for 2014 was $1.10 per diluted share. Excluding the impact from the microphone charges, 2014 non-GAAP gross profit was $358.0 million, and 2014 non-GAAP EPS was $1.36 per diluted share.

First Quarter 2015 Outlook
The forward looking guidance for the quarter ending March 31, 2015, which has been compiled below, is based on our assumptions, and expected business trends and conditions:

•	Revenue: $225 million to $245 million

•	Non-GAAP Gross Margin: 25 percent to 27 percent

•	Adjusted EBIT Margin: 1 percent to 4 percent

•	Non-GAAP EPS: $0.01 to $0.07

Q1 2015 GAAP results are expected to include $10.8 million in amortization of intangibles, $7 million to $8 million in production transfer related costs, approximately $3.5 million in stock based compensation, approximately $2 million in restructuring costs, and related tax effects on these items.

Webcast and Conference Call Information
Investors can listen to a live or replay webcast of the Company’s quarterly financial conference call at http://investor.knowles.com. The live webcast will begin today at 3:30 p.m. Central time. The webcast replay will be available after 7:00 p.m. Central time.

Investors can also listen to the live call at 3:30 p.m. Central time today by calling (877) 359-9508 (United States) or (224) 357-2393 (International). The conference call replay will be available after 7:00 p.m. Central time on February 12, 2015 through 11:59 p.m. Central time on February 19, 2015 at (855) 859-2056 (United States) or (404) 537-3406 (International). The access code is 67520055.

About Knowles
Knowles Corporation (NYSE: KN) is a market leader and global supplier of advanced micro-acoustic solutions and specialty components serving the mobile communications, consumer electronics, medical technology, military, aerospace and industrial markets. Knowles has a leading position in micro-electro-mechanical systems microphones, speakers and receivers which are used in smartphones, tablets and mobile handsets. Knowles is also a leading manufacturer of transducers used in hearing aids and other medical devices and has a strong position in oscillators (timing devices) and capacitor components which enable various types of communication. Knowles’ focus on the customer, combined with unique technology, rigorous testing and global scale, helps to deliver innovative solutions and consistently dependable and precise products. Founded in 1946 and headquartered in Itasca, Illinois, Knowles has approximately 13,000 employees in 15 countries around the world. For more information, visit www.knowles.com.

Forward Looking Statements
This news release contains forward-looking statements within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “anticipate,” “project,” “estimate,” “budget,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “seek,” “should,” “will,” “would,” “expect,” “objective,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target” and similar expressions, among others, generally identify forward-looking statements, which speak only as of the date the statements were made. The statements in this news release are based on current plans, expectations, forecasts and assumptions involving risks and uncertainties that could cause actual outcomes or results to differ materially from those outcomes or results that are projected, anticipated or implied in these statements. These risks and uncertainties include, but are not limited to: the pace and success of achieving the cost savings from our announced restructurings; fluctuations in our stock's market price; fluctuations in operating results and cash flows; our ability to prevent or identify quality issues in our products or to promptly remedy any such issues that are identified; the timing related to the resumption of our production and shipments of the microphone products that we have recently been re-qualified to manufacture that are referenced in this release; unexpected technological obsolescence and the emergence of new technologies; changes in macroeconomic conditions, both in the U.S. and internationally; our financial performance during and after the current economic conditions; foreign currency exchange rate fluctuations; our ability to maintain and improve costs, quality and delivery for our customers; our ability to qualify our products and facilities with customers; risks and costs inherent in litigation; our ability to obtain, protect, defend or monetize our intellectual property rights; whether our announced restructurings will adversely affect our cost structure; increases in the costs of critical raw materials and components; availability of raw materials and components; competition; anticipated growth for us and adoption of our technologies and solutions that may not occur; managing rapid growth; managing rapid declines in customer demand for certain of our products or solutions, delays in customer product introductions, and other related customer challenges that may occur; our ability to successfully consummate acquisitions and divestitures; our obligations and risks under various transaction agreements that were executed as part of our spin-off from our former parent company, Dover Corporation; managing the integration of our businesses which were included in our recent spin-off from Dover Corporation; managing new product ramps and introductions for our customers; risks associated with international sales and operations; retaining key personnel; our dependence on a limited number of large customers; business and competitive factors generally affecting the advanced micro-acoustic solutions and specialty components industry, our customers and our business, fluctuations in demand by our telecom and other customers; other factors that we may not have currently identified or quantified; and other risks, relevant factors and uncertainties identified in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, subsequent Reports on Forms 10-Q and 8-K and our other filings we make with the SEC. Knowles disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Supplemental Information
The financial results disclosed in this release include certain measures calculated and presented in accordance with GAAP. In addition to the GAAP results included in this press release, Knowles has presented supplemental, non-GAAP gross profit, operating expenses, earnings before interest and income taxes, adjusted earnings before interest and income taxes, net earnings, diluted earnings per share to facilitate evaluation of Knowles’ operating performance. These non-GAAP financial measures exclude certain amounts that are included in the most directly comparable GAAP measure. In addition, these non-GAAP financial measures do not have standard meanings and may vary from similarly titled non-GAAP financial measures used by other companies. Knowles uses non-GAAP measures as supplements to its GAAP results of operations in evaluating certain aspects of its business, and its Board of Directors and executive management team focus on non-GAAP items as key measures of Knowles’ performance for business planning purposes. These measures assist Knowles in comparing its performance between various reporting periods on a consistent basis, as these measures remove from operating results the impact of items that, in Knowles’ opinion, do not reflect its core operating performance. Knowles believes that its presentation of these non-GAAP financial measures is useful because it provides investors and securities analysts with the same information that Knowles uses internally for purposes of assessing its core operating performance. For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures, see the reconciliation table accompanying this release.

INVESTOR SUPPLEMENT - FOURTH QUARTER 2014

KNOWLES CORPORATION
CONSOLIDATED STATEMENTS OF EARNINGS
(in millions except share and per share amounts)
(unaudited)

	Quarter Ended
	December 31, 2014	September 30, 2014	December 31, 2013
Revenues	$286.1	$300.8	$330.4
Cost of goods sold	220.3	243.9	215.2
Restructuring charges	2.2	4.7	1.0
Gross profit	63.6	52.2	114.2
Research and development expenses	21.1	21.0	20.7
Selling and administrative expenses	45.5	46.5	51.9
Restructuring charges	0.7	1.1	0.4
Operating expenses	67.3	68.6	73.0
Operating (loss) earnings	(3.7)	(16.4)	41.2
Interest expense, net	2.1	2.0	5.8
Other (income) expense, net	(2.5)	(2.3)	0.2
(Loss) earnings before income taxes	(3.3)	(16.1)	35.2
(Benefit from) provision for income taxes	(2.2)	(1.5)	2.3
Net (loss) earnings	$(1.1)	$(14.6)	$32.9

Basic (loss) earnings per share (1)	$(0.01)	$(0.17)	$0.39
Diluted (loss) earnings per share (1)	$(0.01)	$(0.17)	$0.39

Weighted average common shares outstanding:
Basic (1)	85,069,459	85,047,991	85,019,159
Diluted (1)	85,069,459	85,047,991	85,019,159

(1) On February 28, 2014, Dover shareholders of record as of the close of business on February 19, 2014 received one share of Knowles common stock for every two shares of Dover's common stock held as of the record date. The computation of basic and diluted earnings per common share for all periods through December 31, 2013 is calculated using the shares distributed on February 28, 2014.

KNOWLES CORPORATION
CONSOLIDATED STATEMENTS OF EARNINGS
(in millions except share and per share amounts)
(unaudited)

	Year Ended
	December 31, 2014	December 31, 2013
Revenues	$1,141.3	$1,214.8
Cost of goods sold	885.3	779.1
Restructuring charges	23.3	7.8
Gross profit	232.7	427.9
Research and development expenses	83.0	82.6
Selling and administrative expenses	196.5	193.0
Restructuring charges	6.3	8.5
Operating expenses	285.8	284.1
Operating (loss) earnings	(53.1)	143.8
Interest expense, net	6.6	42.0
Other (income) expense, net	(4.6)	0.3
(Loss) earnings before income taxes	(55.1)	101.5
Provision for (benefit from) income taxes	31.9	(4.3)
Net (loss) earnings	$(87.0)	$105.8

Basic (loss) earnings per share (1)	$(1.02)	$1.24
Diluted (loss) earnings per share (1)	$(1.02)	$1.24

Weighted average common shares outstanding:
Basic (1)	85,046,042	85,019,159
Diluted (1)	85,046,042	85,019,159

(1) On February 28, 2014, Dover shareholders of record as of the close of business on February 19, 2014 received one share of Knowles common stock for every two shares of Dover's common stock held as of the record date. The computation of basic and diluted earnings per common share for all periods through December 31, 2013 is calculated using the shares distributed on February 28, 2014.

KNOWLES CORPORATION
RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES (1)
(in millions, except for share and per share amounts)
(unaudited)

	Quarter Ended			Year Ended
	December 31, 2014	September 30, 2014	December 31, 2013	December 31, 2014	December 31, 2013
Gross Profit	$63.6	$52.2	$114.2	$232.7	$427.9
Stock-Based Compensation Expense	0.3	0.2	—	0.8	—
Fixed Asset and Related Inventory Charges	(1.0)	13.9	6.1	39.5	6.9
Restructuring Charges	2.2	4.7	1.0	23.3	7.8
Production Transfer Costs (2)	5.2	8.4	3.8	24.5	8.9
Other (3)	—	15.0	—	15.0	(1.4)
Non-GAAP Gross Profit	$70.3	$94.4	$125.1	$335.8	$450.1
Non-GAAP Gross Profit as % of Revenues	24.6%	31.4%	37.9%	29.4%	37.1%

Research and Development Expenses	$21.1	$21.0	$20.7	$83.0	$82.6
Stock-Based Compensation Expense	0.1	(0.2)	—	(0.3)	—
Non-GAAP Research and Development Expenses	$21.2	$20.8	$20.7	$82.7	$82.6
Non-GAAP Research and Development Expenses as % of Revenues	7.4%	6.9%	6.3%	7.2%	6.8%

Selling and Administrative Expenses	$45.5	$46.5	$51.9	$196.5	$193.0
Stock-Based Compensation Expense	(2.3)	(2.2)	(0.4)	(7.9)	(2.0)
Intangibles Amortization Expense	(10.5)	(10.6)	(10.5)	(42.6)	(45.9)
Production Transfer Costs (2)	—	—	(0.2)	(0.7)	(0.2)
Other	—	—	—	(2.3)	—
Non-GAAP Selling and Administrative Expenses	$32.7	$33.7	$40.8	$143.0	$144.9
Non-GAAP Selling and Administrative Expenses as % of Revenues	11.4%	11.2%	12.3%	12.5%	11.9%

Operating Expenses	$67.3	$68.6	$73.0	$285.8	$284.1
Stock-Based Compensation Expense	(2.2)	(2.4)	(0.4)	(8.2)	(2.0)
Intangibles Amortization Expense	(10.5)	(10.6)	(10.5)	(42.6)	(45.9)
Restructuring Charges	(0.7)	(1.1)	(0.4)	(6.3)	(8.5)
Production Transfer Costs (2)	—	—	(0.2)	(0.7)	(0.2)
Other	—	—	—	(2.3)	—
Non-GAAP Operating Expenses	$53.9	$54.5	$61.5	$225.7	$227.5
Non-GAAP Operating Expenses as % of Revenues	18.8%	18.1%	18.6%	19.8%	18.7%

Net (Loss) Earnings	$(1.1)	$(14.6)	$32.9	$(87.0)	$105.8
Interest Expense, net	2.1	2.0	5.8	6.6	42.0
(Benefit from) Provision for Income Taxes	(2.2)	(1.5)	2.3	31.9	(4.3)
(Loss) Earnings Before Interest and Income Taxes	(1.2)	(14.1)	41.0	(48.5)	143.5
Stock-Based Compensation Expense	2.5	2.6	0.4	9.0	2.0
Intangibles Amortization Expense	10.5	10.6	10.5	42.6	45.9
Fixed Asset and Related Inventory Charges	(1.0)	13.9	6.1	39.5	6.9
Restructuring Charges	2.9	5.8	1.4	29.6	16.3
Production Transfer Costs (2)	5.2	8.4	4.0	25.2	9.1
Other (3)	(1.3)	15.0	—	16.0	(1.4)
Adjusted Earnings Before Interest and Income Taxes	$17.6	$42.2	$63.4	$113.4	$222.3
Adjusted Earnings Before Interest and Income Taxes as % of Revenues	6.2%	14.0%	19.2%	9.9%	18.3%

	Quarter Ended			Year Ended
	December 31, 2014	September 30, 2014	December 31, 2013	December 31, 2014	December 31, 2013
(Benefit from) Provision for Income Taxes	$(2.2)	$(1.5)	$2.3	$31.9	$(4.3)
Income Tax Effects of Non-GAAP Reconciling Adjustments	(5.8)	(9.0)	(2.4)	19.4	(18.8)
Non-GAAP Provision for Income Taxes	$3.6	$7.5	$4.7	$12.5	$14.5

Net (Loss) Earnings	$(1.1)	$(14.6)	$32.9	$(87.0)	$105.8
Non-GAAP Net Earnings Reconciling Adjustments	18.8	56.3	22.4	161.9	78.8
Income Tax Effects of Non-GAAP Reconciling Adjustments	(5.8)	(9.0)	(2.4)	19.4	(18.8)
Non-GAAP Net Earnings	$11.9	$32.7	$52.9	$94.3	$165.8
Non-GAAP Net Earnings as % of Revenues	4.2%	10.9%	16.0%	8.3%	13.6%

Non-GAAP Diluted Earnings per Share (4)	$0.14	$0.38	$0.62	$1.10	$1.95

Diluted Average Shares Outstanding (4)	85,069,459	85,047,991	85,019,159	85,046,042	85,019,159
Non-GAAP Adjustment (5)	481,298	777,283	—	539,734	—
Non-GAAP Diluted Average Shares Outstanding (4) (5)	85,550,757	85,825,274	85,019,159	85,585,776	85,019,159

Notes:
(1) In addition to the GAAP financial measures included herein, Knowles has presented certain non-GAAP financial measures. Knowles uses non-GAAP measures as supplements to its GAAP results of operations in evaluating certain aspects of its business, and its Board of Directors and executive management team focus on non-GAAP items as key measures of Knowles' performance for business planning purposes. These measures assist Knowles in comparing its performance between various reporting periods on a consistent basis, as these measures remove from operating results the impact of items that, in Knowles' opinion, do not reflect its core operating performance. Knowles believes that its presentation of non-GAAP financial measures is useful because it provides investors and securities analysts with the same information that Knowles uses internally for purposes of assessing its core operating performance.
(2) Production Transfer Costs represent one-time and duplicate costs incurred to migrate manufacturing to new or existing facilities in Asia. These amounts are included in the corresponding Gross Profit, Research and Development Expenses, Selling and Administrative Expenses, Operating Expenses and Earnings Before Interest and Income Taxes for each period presented.
(3) In the third quarter of 2014, Other represents a charge related to the resolution of customer claims for products no longer produced.
(4) On February 28, 2014, Dover shareholders of record as of the close of business on February 19, 2014 received one share of Knowles common stock for every two shares of Dover's common stock held as of the record date. The computation of diluted earnings per common share for all periods through December 31, 2013 is calculated using the shares distributed on February 28, 2014.
(5) The number of shares used in the diluted per share calculations on a non-GAAP basis excludes the impact of stock-based compensation expense expected to be incurred in future periods and not yet recognized in the financial statements, which would otherwise be assumed to be used to repurchase shares under the GAAP treasury stock method.

KNOWLES CORPORATION
CONSOLIDATED BALANCE SHEETS
(in millions, except for share and per share amounts)

	December 31, 2014	December 31, 2013
	(unaudited)
Current assets:
Cash and cash equivalents	$55.2	$105.6
Receivables, net of allowances of $0.8 and $1.7	236.3	224.6
Inventories, net	162.0	149.2
Prepaid and other current assets	10.7	11.7
Deferred tax assets	9.8	10.7
Total current assets	474.0	501.8
Property, plant and equipment, net	315.9	361.0
Goodwill	914.7	961.9
Intangible assets, net	270.3	318.3
Other assets and deferred charges	23.6	27.1
Total assets	$1,998.5	$2,170.1

Current liabilities:
Current maturities of long-term debt	$15.0	$—
Accounts payable	172.1	143.9
Accrued compensation and employee benefits	38.7	40.9
Other accrued expenses	48.8	25.2
Federal and other taxes on income	14.0	—
Total current liabilities	288.6	210.0
Long-term debt	385.0	—
Deferred income taxes	49.2	45.9
Other liabilities	39.5	27.1
Commitments and contingencies

Equity:
Net Former Parent Company Investment in Knowles Corporation, prior to Separation	—	1,850.6

Stockholders' equity:
Preferred stock - $0.01 par value; 10,000,000 shares authorized; none issued	—	—
Common stock - $0.01 par value; 400,000,000 shares authorized; 85,061,449 shares issued at December 31, 2014	0.9	—
Additional paid-in capital	1,372.6	—
Accumulated deficit	(84.0)	—
Accumulated other comprehensive (loss) earnings	(53.3)	36.5
Total stockholders' equity	1,236.2	36.5
Total equity	1,236.2	1,887.1
Total liabilities and equity	$1,998.5	$2,170.1